UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 5, 2024

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(317) 855-9926

 (Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2024, American Resources Corporation (“American Resources” or the “Company”) and its wholly owned subsidiary, American Carbon Corporation (“ACC”) entered into a Share Purchase Agreement (“Purchase Agreement”) with T.R. Mining & Equipment Ltd. (“TR Mining”), to where ACC has purchased 51% of the fully diluted shares outstanding of TR Mining in exchange for approximately 6% of the primary shares outstanding of ACC. The assets of TR Mining include a diversified mineral deposit with a focus on iron ore, titanium and vanadium with an initial estimated deposit of 212,925,000 tons of raw feedstock with an estimated 106,462,500 tons of ore body, based on an average of 50% magnetic material.

The Purchase Agreement was fully executed and closed on February 5, 2024.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text, which is filed as an Exhibit hereto.

Item 8.01 Other Events.

On February 7, 2024 American Resources issued a press release announcing the completion of the strategic acquisition of the 51% interest in TR Mining including the equipment, leases, and permits and the exclusive offtake rights of the mineral feedstock.

The information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
1.1	Share Purchase Agreement
99.1	Press Release Dated February 7, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: February 9, 2024	By	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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